EXHIBIT 1.2


                                 AMENDMENT NO. 2
                                     TO THE
                                RIGHTS AGREEMENT


     THIS AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT (this "Amendment") is entered into as of this 20th day of April, 1999 between APRIA HEALTHCARE GROUP INC., a Delaware corporation formerly called Abbey Healthcare Group Incorporated (the "Company"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (the "Rights Agent").

                             INTRODUCTORY PROVISIONS

The  following  provisions  form a part of and  constitute  the  basis  for this
Amendment:

     A. The Company and the Rights Agent are parties to that certain Rights Agreement dated as of February 8, 1995, as amended by Amendment No. 1 thereto dated June 30, 1997, (the "Rights Agreement").

     B. The Company desires to amend the Rights Agreement by amending certain provisions which relate to the definitions of "Acquiring Person" and "Trigger Event" and to the issuance of "Right Certificates" thereunder.

     C. The Company has delivered to the Rights Agent a certificate from its Senior Vice President, General Counsel and Secretary stating that the provisions of this Amendment are in compliance with the terms of Section 26 of the Rights Agreement.

     D. The parties wish to execute this Amendment to properly evidence such amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          1. The Rights Agreement is hereby further amended so that each reference in the Rights Agreement to 15% of the Common Shares of the Company is hereby amended to read 25% of the Common Shares, including all references in Sections 1.1, 1.11 and 3.1 of the Rights Agreement.

          2. Except as specifically provided herein, the Rights Agreement shall remain in full force and affect as originally executed.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                  THE COMPANY:

                                  APRIA HEALTHCARE GROUP INC.

                                  By:    /s/ Robert S. Holcombe
                                         ---------------------------
                                  Name:  Robert S. Holcombe
                                  Title: Senior Vice President




                                  RIGHTS AGENT:

                                  NORWEST BANK MINNESOTA,
                                  NATIONAL ASSOCIATION

                                  By:    /s/ Barbara M. Novak
                                         ---------------------------
                                  Name:  Barbara M. Novak
                                  Title: Vice President